UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Viking Acquisition Corp. I

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	86-1872510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Third Avenue, 18th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares	NYSE American LLC
Warrants, each exercisable for one Common Share at an exercise price of $11.50 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-297008

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common shares (the “New NS Common Shares”) and warrants, each entitling the holder thereof to purchase one New NS Common Share at an exercise price of $11.50 per share (the “New NS Warrants”), of Viking Acquisition Corp. I (“Viking”), which shall transfer by way of continuation (the “Continuation”) from the Cayman Islands to Canada and will be renamed “NorthStar Earth & Space Enterprises, Inc.” (such resulting entity, “New NorthStar”).

The description of the New NS Common Shares and New NS Warrants contained in the section entitled “Description of New Northstar Securities Following the Business Combination” in the proxy statement/prospectus included in PubCo’s Registration Statement on Form F-4 (File No. 333-297008), as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIKING ACQUISITION CORP. I

By:	/s/ N. Håkan Wohlin
Name:	N. Håkan Wohlin
Title:	Chief Executive Officer

Dated: October 1, 2026

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